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                                                                   EXHIBIT 10.12


                             -----------------------





                                 LEASE AGREEMENT





                        COUSINS PROPERTIES INCORPORATED,
                        a Georgia corporation, LANDLORD



                                       and




                               ATHEROGENICS, INC.,
                          a Georgia corporation, TENANT




                                 June 19, 1998




                                   NORTH POINT
                                   CENTER WEST



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                                 LEASE AGREEMENT



         THIS LEASE (the "Lease") is made and entered into this ______ day of June 1998, by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation (hereinafter referred to as "Landlord"), and ATHEROGENICS, INC., a Georgia corporation (hereinafter referred to as "Tenant").

         ARTICLE I. DEMISE OF PREMISES

         Section 1.01 Demise. For and in consideration of the rents, terms, covenants and agreements hereinafter set forth on the part of Tenant and Landlord to be paid, kept, observed and performed, Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms and conditions contained herein, that certain tract of land lying and being in Land Lot 691 of the 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia, being more particularly described on Exhibit "A" attached hereto and by reference incorporated herein (the "Site"), together with all improvements now or hereafter located thereon and all appurtenances thereunto belonging, together with the right and easement to use the water detention pond and related facilities located adjacent to the Site (subject to payment of the Shared Costs therefor in accordance with Section 3.04 hereof) and together with the right and easement to use the temporary driveway shown on Exhibit "C-1" hereto for pedestrian and vehicular access until Westside Parkway is completed and dedicated as a public street (said Site, improvements and appurtenances hereinafter collectively referred to as "Premises"), subject to the encumbrances set forth on Exhibit "B" attached hereto and by reference incorporated herein. A plat of the Site is attached hereto as Exhibit "C" and by reference incorporated herein. The term "Improvements" as used in this Lease shall mean any and all structures and appurtenances thereto of every type and kind on, at or under the Premises, including, but not limited to, buildings, outbuildings, garages, sheds, patios, patio covers, awnings, additions, walkways, bicycle trails, sprinkler systems or pipes, garages, roads, curbing, paving, driveways, parking areas, fences, screening walls, retaining walls, stairs, decks, fixtures, landscaping hedges, windbreaks, poles, signs, exterior tanks, solar panels and equipment, exterior evaporative coolers, air conditioning and water softener fixtures, wind mills, exterior antennae, aerials and other equipment for the reception or transmission of radio, television, microwave, electromagnetic, or other similar or dissimilar communication systems, and any thing or any device that alters the natural flow of water from any property adjoining the Premises.

         ARTICLE II. TERM OF LEASE

         Section 2.01 Term of Lease. The term of this Lease (hereinafter referred to as "Term") shall commence on the date first set forth above, and unless sooner terminated or extended under the terms and conditions contained herein, shall continue thereafter until 11:59 p.m. (local, Atlanta, Georgia, time) on the day preceding the tenth (10th) anniversary of the "Rent Commencement Date" (as hereinafter defined). "Rent Commencement Date" shall mean the


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later of (i) the date one hundred twenty (120) days after the Floor Ready
Condition Date (as defined in Exhibit "D") or (ii) the date of Substantial Completion (as defined in Exhibit "D") of the Base Building Work (as defined in Exhibit "D").

         Section 2.02 Options to Extend Term. Tenant is hereby granted options to extend the Term of this Lease for two (2) successive additional periods of five (5) years each (each such additional period being herein referred to as an "Extended Term") by giving written notice of such extension to Landlord at least nine (9) months prior to the expiration of the initial Term of this Lease or the first Extended Term, as the case may be. Tenant shall have the right to exercise these options to extend provided that on the date of such exercise no Event of Default (as hereinafter defined) under this Lease then exists. Each Extended Term shall be upon all of the same terms, covenants and conditions of this Lease then applicable except that the Rent (as hereinafter defined) during the Extended Terms shall be as set forth in Sections 3.02 and 3.03 hereof. The term "Term" or the phrase "Term of this Lease" as used in this Lease shall mean the initial Term and any Extended Term which may become effective.

         Section 2.03 Supplemental Agreement. Landlord and Tenant shall, within twenty (20) days after the occurrence of the Rent Commencement Date, execute a supplemental agreement setting forth the Minimum Rent, the number of rentable square feet contained in the Premises, the amount of the Additional Improvement Allowance which was actually disbursed (and confirming that no further Additional Improvement Allowance is required to be disbursed by Landlord and waiving Tenant's right to any further disbursements of Additional Improvement Allowance), the amount of the Additional Rent determined pursuant to Section 4(b) of Exhibit "D", the Rent Commencement Date and the expiration date of the Term of this Lease as dated pursuant to Section 2.01 hereof and the dates for Minimum Rent adjustments as determined pursuant to Section 3.02 of this Lease. Such supplemental agreement, when executed and delivered by Landlord and Tenant, shall be attached to and become a permanent part of this Lease.

         ARTICLE III. MINIMUM RENT AND ADDITIONAL RENT

         Section 3.01 Minimum Rent. Tenant covenants and agrees to pay Landlord, in lawful money of the United States of America, for the period commencing on the Rent Commencement Date and continuing thereafter throughout the Term, as rent hereunder, (i) "Minimum Rent (as hereinafter defined), plus (ii) any and all additional rent consisting of such sums and charges that come due under the terms and conditions of this Lease (any and all such sums and charges hereinafter referred to as "Additional Rent"). For the period from the Rent Commencement Date to the day immediately preceding the first (1st) anniversary of the Rent Commencement Date, "Minimum" Rent shall mean a base annual minimum rent in the amount (the "Initial Minimum Rent" equal to the sum of (a) eleven percent of Landlord's total cost (the "Total Cost") of developing the Premises, plus (b) $0.98 multiplied by the number of rentable square feet in the Premises. Commencing on the first (1st) anniversary of the Rent Commencement Date and continuing on each subsequent anniversary of the Rent Commencement Date, the Minimum Rent


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shall be adjusted as provided in Section 3.02 hereof. "Total Cost" shall include without limitation the matters set forth on Exhibit "F" attached hereto and by reference made a part hereof, including but not limited to imputed and acquisition costs in the agreed amount of $500,000.00, grading costs, the costs of constructing and installing landscaping, irrigation, and drainage facilities and other site work, the costs of the Base Building Work, development fees to Landlord or an affiliate of Landlord, brokers' commissions, permit and tap fees, impact fees, architect's and engineer's fees, legal fees, taxes, the Improvement Allowances, and imputed interest at the rate of 8.5% per annum on all such costs, including but not limited to imputed costs from the date of disbursement through the Rent Commencement Date. Notwithstanding the foregoing to the contrary, there shall be a credit against Total Cost in the amount of the Additional Improvement Allowance actually disbursed. The amounts set forth on Exhibit "F" are estimates as of the date of this Lease of the Total Cost and of the amounts of the elements comprising Total Cost which estimates may and almost certainly will change, and which estimates do not and shall not be deemed to set either minimum or maximum limits for such elements or for the Total Cost. For purposes of illustration, as set forth on Exhibit "F", if the Total Cost were $6,245,584.00, then the Initial Minimum Rent would be $735,546.00 per annum [Fourteen and 82/100 Dollars ($14.82) per rentable square foot (based on the Premises containing an estimated 49,632 rentable square feet; provided, however, that the actual number of rentable square feet shall be determined as hereinafter set forth)], being the sum of (a) eleven percent of the Total Cost, plus (b) $0.98 multiplied by the number of rentable square feet in the Premises.

         The number of rentable square feet in the Premises shall be determined in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 published by the Building Owners and Managers Association International ("BOMA Standards"). Upon Substantial Completion, Landlord will cause its architect to make and certify to Landlord and Tenant physical measurements of the Premises and the resulting calculation of the number of rentable square feet contained within the Premises in accordance with BOMA Standards, and a copy of such certification of Landlord's architect shall be given to Tenant.

         Minimum Rent shall be payable, in advance, in twelve (12) equal monthly installments for each Lease Year (as hereinafter defined), in time to be good funds for Landlord's account on the first day of each calendar month during the Term, at the office of Landlord, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683, or at such other address as Landlord may from time to time designate in writing to Tenant. Landlord agrees that Tenant shall have the right, if it elects, to pay Minimum Rent by means of a wire transfer of immediately available federal funds to the account of Landlord, and upon request by Tenant, Landlord agrees to provide Tenant with Landlord's account information and wiring instructions to enable Tenant to make payment of Minimum Rent by wire transfer as aforesaid. Minimum Rent for the first and last months of the Term shall be prorated on a daily basis if the Term shall begin or end on a day other than the first or last day of a calendar month.


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         Section 3.02 Minimum Rent Adjustments. As used in this Lease, the term
"Lease Year" shall mean the twelve (12) month period commencing on the Rent Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date, and each successive twelve (12) month period thereafter during the Term. On the first day of the second and each subsequent Lease year (each of such dates being herein referred to as an "Adjustment Date"), the annual Minimum Rent shall be increased to an amount equal to (a) the Initial Minimum Rent, plus (b) an amount equal to the Initial Minimum Rent multiplied by the product of five (5) times the percentage increase in the Index (as hereinafter defined) for the month preceding the applicable Adjustment Date as compared to the Index for the month during which this Lease is fully-executed by Landlord and Tenant; provided, however, in no event shall the Minimum Rent following an Adjustment Date be less than the Minimum Rent prior to such Adjustment Date and in no event shall the Minimum Rent be so increased so as to exceed the following amounts:

         For the second Lease Year, 102.5% of the Initial Minimum Rent;

         For the third Lease Year, 105.06% of the Initial Minimum Rent;

         For the fourth Lease Year, 107.689% of the Initial Minimum Rent;

         For the fifth Lease Year, 110.381% of the Initial Minimum Rent;

         For the sixth Lease Year, 113.141% of the Initial Minimum Rent;

         For the seventh Lease Year, 115.969% of the Initial Minimum Rent;

         For the eighth Lease Year, 118.869% of the Initial Minimum Rent;

         For the ninth Lease Year, 121.840% of the Initial Minimum Rent;

         For the tenth Lease Year, 124.886% of the Initial Minimum Rent;

         For the eleventh Lease Year, 128.009% of the Initial Minimum Rent;

         For the twelfth Lease Year, 131.209% of the Initial Minimum Rent;

         For the thirteenth Lease Year, 134.489% of the Initial Minimum Rent;

         For the fourteenth Lease Year, 137.851% of the Initial Minimum Rent;

         For the fifteenth Lease Year, 141.297% of the Initial Minimum Rent;

         For the sixteenth Lease Year, 144.83% of the Initial Minimum Rent;


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         For the seventeenth Lease Year, 148.441% of the Initial Minimum Rent;

         For the eighteenth Lease Year, 152.162% of the Initial Minimum Rent;

         For the nineteenth Lease Year, 155.966% of the Initial Minimum Rent;

         For the twentieth Lease Year, 159.865% of the Initial Minimum Rent.

         Section 3.03 Additional Rent. Tenant covenants and agrees to pay to Landlord, from time to time as provided in this Lease, (a) interest (herein referred to as "Interest" which for all purposes of this Lease shall equal two percent (2%) plus the "prime rate" [as used herein, "prime rate" shall mean the rate of interest per annum announced from time to time by SunTrust Bank, Atlanta, Georgia, or its successor organization, as its prime commercial lending rate]) on all installments of Minimum Rent not paid by the fifth (5th) day of the month for which such amount is due, from the due date through the date of payment (provided, however, such five [5] day grace period shall be applicable only two [2] times in any twelve [12] month period, and with respect to any installment of Minimum Rent thereafter coming due within said twelve [12] month period, Interest shall accrue from the due date of such Minimum Rent through the date of payment regardless of whether same is paid by the fifth [5th] day of the month for which such amount is due), (b) all amounts, other than Minimum Rent which Tenant herein agrees to assume and pay to Landlord, (c) all other amounts which Tenant herein agrees to assume and pay to a third party or third parties, including, without limitation, taxes, assessments and charges specified in
Article IV hereof, in those circumstances where Tenant shall fail or refuse to pay to such third party or parties and Landlord elects to pay such amounts as herein provided, and (d) Interest on amounts referred to in Subsections 3.03(b) and 3.03(c) not paid within five (5) days after such amounts are due, from the due date through the date paid or, if demand is required therefor by the terms of this Lease, from the date which is ten (10) days after the date of demand through the date paid (all or any one of the aforementioned items being herein included in "Additional Rent"). If Tenant fails to pay any Additional Rent, Landlord shall have the same rights, powers and remedies for such failure as are provided in this Lease, at law, in equity or otherwise for the nonpayment of Rent.

         Section 3.04 Shared Costs: Master Declaration. Tenant covenants and agrees to pay to Landlord from time to time, within ten (10) days after notice of the amount thereof (but in no event more often than once each month), the pro rata share applicable to the Site of the sum of (i) the costs of operation, maintenance, repair and replacement of the landscaping and irrigation systems now or hereafter located along Westside Parkway and all future roadways, whether public or private, constructed in the project known as North Point Center West and generally including the property shown on Exhibit "G" attached hereto and by reference made a part hereof (said project, as from time to time constituted by Landlord, "North Point Center West"), together with the landscaped median strips and shoulders of such roadways (but not including the landscaping and irrigation system located on the shoulder of any roadway contiguous to a site upon which construction of improvements has commenced) and any and all light systems located


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on or in any rights-of-way for private roads; (ii) ad valorem taxes on any private roadways now or hereafter located within North Point Center West and on any medians adjacent to public roads if such medians are not included in public road rights-of-way; (iii) the costs of ownership, operation, maintenance, repair and replacement of office park signage for North Point Center West and any underground sanitary sewer lines, storm water drainage lines, electric lines, gas lines, water lines, telephone lines and communication lines located across, through and under any public or private roadways now or hereafter located within North Point Center West, except for any such utility facilities serving solely another project within North Point Center West; (iv) the non-capital costs and expenses of the transportation system and equipment from time to time provided or made available to the developed portions of North Point Center West, including but not limited to ad valorem taxes on personal property or equipment, electricity, fuel, painting and cleaning costs; (v) the costs and expenses of operation of any security patrols or services, if any, from time to time provided to North Point Center West in general, but excluding any such security patrols or services provided solely to another project within North Point Center West; and (vi) the costs and expenses of operating, maintaining, repairing and replacing water drainage, retention, detention and discharge systems and facilities (the foregoing taxes, costs and expenses collectively referred to as the "Non-Declaration Shared Costs"). The Non-Declaration Shared Costs shall not include the costs of initially installing any landscaping, sprinkler systems, irrigation systems, lighting systems or road systems (the Non-Declaration Shared Costs shall not be deemed to include such initial costs by virtue of the Non-Declaration Shared Costs including a reasonable reserve for the costs of replacing any of such items or including amortization of the cost of replacement of any such items, amortized with interest over the useful life thereof). Tenant acknowledges and agrees that Landlord shall have the right but not the obligation to encumber the Site and North Point Center West with one or more declarations of easements, covenants and restrictions (collectively, the "Declaration"), which may contain or provide for, among other items, all or any of the matters the costs of which constitute Non-Declaration Shared Costs (in which event, there shall thereafter be deleted from the determination of Non-Declaration Shared Costs the costs of those matters which are provided for in the Declaration). The Declaration may provide for certain costs and expenses (the "Declaration Shared Costs") to be shared among the owners of the sites comprising North Point Center West. "Shared Costs" shall mean the sum of Non-Declaration Shared Costs and Declaration Shared Costs. Provided that the Declaration does not include in Declaration Shared Costs the costs of initially installing any landscaping, sprinkler systems, irrigation systems, lighting systems or road systems (the Declaration Shared Costs shall not be deemed to include such initial costs by virtue of the Declaration Shared Costs including a reasonable reserve for the costs of replacing any of the foregoing specific items or by virtue of the Declaration Shared Costs including amortization of the cost of any replacement of the foregoing specific items, amortized with interest over the useful life thereof), the Declaration may be executed by Landlord without the joinder or consent of Tenant or anyone claiming by, through or under Tenant and shall be binding on Tenant and anyone claiming by, through or under Tenant, and the Site and this Lease and Tenant's rights hereunder shall be subject in all respects to the Declaration. In furtherance thereof, within five
(5) days after request by Landlord, Tenant will execute in recordable form and deliver to Landlord an acknowledgment confirming that the Site, this Lease and Tenant's rights hereunder


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are subject to the Declaration, but neither the delivery of such acknowledgment to Tenant nor the failure of Tenant to execute the same shall in any way affect or negate the fact that the Site, this Lease and Tenant's rights hereunder are and shall be subject to the Declaration. Landlord shall have no obligation to install or maintain any landscaping, sprinkler systems, irrigation systems or lighting systems. Landlord shall have no obligation to provide or make available any such security patrols or services, or to continue to provide or make available any security patrols or services which may at any time be provided or made available. Tenant acknowledges and agrees that the pro rata share of the Shared Costs which are attributable to the Site shall be based upon a fraction, the numerator of which shall be the acreage of the Site and the denominator of which shall be the total acreage within North Point Center West (but at the option of Landlord, excluding from such calculation those areas where storm and surface water drainage, retention, detention and discharge systems and facilities are installed so as to accommodate storm and surface water from more than just a single site, including any such systems and facilities which serve a road right-of-way). Notwithstanding anything elsewhere herein to the contrary, the costs of certain items, such as detention facilities serving less than all of the sites in North Point Center West and the roadways over the "Access Tract" described in Exhibit "B" hereto shall be shared among the owners of the sites benefitted by such facilities, based upon, with respect to a benefitted site, a fraction, the numerator of which shall be the acreage of such benefitted site and the denominator of which shall be the total acreage within all sites benefitted by such facilities within North Point Center West. Such share of the Declaration Shared Costs attributable to the Site shall be paid by Tenant to Landlord before the same become delinquent under the Declaration and before any interest may be added for nonpayment under the Declaration. The Site's proportionate share of any such Shared Costs for the year in which the Term commences and terminates or expires shall be prorated on a daily basis between Landlord and Tenant. If Tenant fails to pay the Site's proportionate share of any such Shared Costs when due, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, pay any such amount (or any installment thereof) and any amount so paid by Landlord shall constitute Additional Rent hereunder and shall be paid by Tenant to Landlord on demand with Interest thereon in the manner provided in
Section 3.07 hereof. Tenant's obligation to pay the Site's share of such Shared Costs which accrue during the Term shall survive any termination of this Lease.

         ARTICLE IV. TAXES, ASSESSMENTS AND CHARGES

         Section 4.01 Taxes and Assessments. Subject to the provisions of
Section 14.01 hereof (concerning "Permitted Contests"), Tenant covenants and agrees to discharge and pay before the same become delinquent and before any fine, penalty, or interest may be added for nonpayment, any and all taxes, assessments, license or permit fees, special district or community improvement district assessments, excises, imposts and charges of every nature and classification (all or any one of which are hereinafter referred to as "Taxes") that at any time during the Term are levied, assessed, charged or imposed upon Landlord's fee simple and/or reversionary interest in the Premises, the Premises themselves, the Improvements, this Lease, the leasehold estate of Tenant created hereby or any Rent or Additional Rent reserved or payable hereunder (including


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any gross receipts or other taxes levied upon, assessed against or measured by the Rent or Additional Rent); provided, however, Tenant shall not be obligated to pay any municipal, state or federal income tax imposed on Landlord, and Tenant shall not be obligated to pay any amounts levied upon Landlord as a franchise, estate, gift, inheritance, succession or capital levy tax. Notwithstanding the foregoing to the contrary, if at any time after the execution of this Lease the methods of taxation prevailing at the execution of this Lease shall be altered so that any imposition, which at the date hereof or during the Term is or shall be levied, assessed or imposed on real estate and the improvements thereon, is thereafter levied, assessed or imposed wholly or partially on the rents received from real estate or the improvements thereon, or as a tax assessment, levy or license fee (regardless of the form and regardless of the taxing authority) upon Landlord measured by Rent and Additional Rent payable under this Lease, then all such substitute or additional taxes, assessments, levies or license fees shall be deemed to be included with the meaning of the term "Taxes" for purposes hereof, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Taxes.

         Landlord shall use reasonable efforts to obtain from the taxing authorities a separate tax parcel assessment for the Premises (and Improvements located thereon) and to cause Tenant to be named as the party to whom all such bills and assessments should be sent. If such separate assessment shall be obtained, Tenant shall pay the Taxes directly to the taxing authority. If such separate assessment shall not be obtained, notwithstanding Landlord's reasonable efforts to obtain the same, the valuation placed on the Premises and the Improvements by the applicable taxing authority shall be used as the appropriate standard for determining the Taxes payable by Tenant. If this valuation is not available, Tenant shall pay a share of the Taxes included in Landlord's tax bill, which share shall be determined in a fair and equitable manner, giving consideration to the value of the various improvements on the real property covered by such tax bill (Landlord and Tenant acknowledging that for the calendar year 1998, no improvements were located on the Site as of January 1, 1998, the effective date of the tax assessment and the date as of which such improvements value for 1998 is to be determined for purposes of allocating 1998 taxes). If the Premises are not separately assessed, Landlord shall notify Tenant of Tenant's proportionate share of the Taxes and will furnish Tenant with a copy of the tax bill within fifteen (15) days after receipt by Landlord thereof. Tenant shall pay its share of the Taxes as set forth above to Landlord not later than ten (10) days before the taxing authority's delinquency date or ten (10) days after receipt of a bill from Landlord, whichever is later. In no event shall Tenant be liable for interest or penalties for Landlord's failure to pay the Taxes prior to delinquency, unless Tenant fails to timely pay its share of such Taxes as provided above.

         Section 4.02 Charges. Subject to the provisions of Section 14.01 hereof (concerning "Permitted Contests"), Tenant covenants and agrees that it shall pay when due all charges for all public or private utility services including, but not limited to, water, sewer, gas, light, heat and air conditioning, telephone, electricity, cable television, trash removal, power and other utility and communications services (all or any one of which hereinafter referred to as "Charges") that are rendered or become due and payable with respect to the Premises at any time during the Term and during any period prior to the commencement of the Term after Tenant takes possession of


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the Premises for the construction of Improvements. Landlord and Tenant shall use reasonable efforts to cause the applicable governmental authority providing water service to the Premises to separately meter the water consumption at the Premises and charge Tenant directly for such water service (and associated sewer service). In the event the governmental authority providing water service to the Premises is unwilling to do so, Landlord agrees that Landlord will submeter the water consumption at the Premises, and Tenant agrees to pay the applicable
Charge for such water (and associated sewer service) to Landlord, based upon the submetered consumption of water at the Premises and at the same rate that Tenant would pay if such water service (and associated sewer service) were provided directly to Tenant with respect to the Premises by the applicable governmental authority. Tenant agrees to pay Landlord for such water service (and associated sewer service) within fifteen (15) days after receipt by Tenant of request for payment from Landlord (but not more frequently than monthly), which request for payment shall be accompanied, by information regarding the submetered consumption of water at the Premises and a copy of the most recent water and sewer bill received by Landlord with respect to the Premises and the other real property covered by such bill.

         Section 4.03 General. To the extent that the Premises is separately assessed as an independent tax parcel, Tenant shall prepare and file all reports and returns required by law and governmental regulations with respect to any Taxes and, upon Landlord's request, shall furnish copies thereof to Landlord. Tenant shall promptly forward to Landlord copies of any bill or assessment respecting any Taxes upon Tenant's receipt thereof from the taxing authority. Likewise, Landlord shall promptly furnish to Tenant copies of any bill or assessment respecting any Taxes upon Landlord's receipt thereof from the taxing authority. Upon request of Landlord, Tenant agrees to furnish and deliver to Landlord receipts evidencing the payment of any Taxes and/or Charges payable by Tenant as provided in Section 4.01 and Section 4.02 hereof. If the Taxes shall include any special assessments for improvements which may be paid in installments, Tenant shall be obligated to pay only such installments as they become due and shall be obligated to pay only such installments which are to become due and payable prior to the expiration of the Term; provided, however, that in the event this Lease is terminated prior to the scheduled expiration of the Term as a result of Tenant's default, any and all installments which are to become due and payable after the termination of this Lease but prior to the scheduled expiration of the Term shall be due and payable by Tenant upon such termination. Any Taxes for the year in which the Term commences and terminates or expires shall be prorated on a daily basis between Landlord and Tenant. If Tenant fails to pay any Taxes and/or Charges (or any installment thereof) when due, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, pay any such Taxes and/or Charges (or any installment thereof) and any amount so paid by Landlord, together with all actual costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord on demand with Interest thereon in the manner provided in Section 3.07 hereof. Tenant's obligation to pay Taxes and Charges which accrue during the Term shall survive any termination of this Lease.


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         ARTICLE V. NET LEASE; NON-TERMINATION

         Section 5.01 Net Lease. This Lease is a net lease and Rent and Additional Rent shall be paid without notice, demand (except as expressly provided herein in the case of certain Additional Rent), counterclaim, setoff, recoupment, deduction or defense and, without abatement, suspension, deferment, diminution or reduction. It is the purpose and intent of Landlord and Tenant that Rent and Additional Rent (where payable to Landlord) shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, Rent specified in Sections 3.01 and 3.02 and Additional Rent specified in Section
3.03 hereof throughout the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises (except the taxes of Landlord referred to in Section 4.01 hereof) which may arise and become due as specified in Sections 3.04, 4.01 and 4.02 hereof or elsewhere herein during the Term shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

         Section 5.02 Non-Termination. Except as otherwise expressly provided in this Lease, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any Rent or Additional Rent hereunder or any reduction thereof, nor shall the obligations of Tenant under this Lease be otherwise affected, by reason of (a) any damage to or destruction of all or any portion of the Premises from whatever cause, (b) the prohibition, limitation or restriction of or interference with Tenant's use of all or any portion of the Premises, other than by Landlord in violation of
Section 18.06 hereof, or (c) the failure on the part of Landlord to perform or comply with any term, provision or covenant of this Lease or any other agreement to which Landlord and Tenant may be parties. Except as otherwise expressly provided in this Lease, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the leasehold estate in the Premises or any part thereof, and to any abatement, recoupment, suspension, deferment, diminution or reduction of Rent and Additional Rent.

         ARTICLE VI. USE OF THE PREMISES

         Section 6.01 Use of the Premises; No Abandonment. Subject to the terms and conditions hereof, Tenant, its successors or assigns (as permitted hereunder), shall use and occupy the Premises only for general office purposes, biomedical laboratories and a vivarium (including maintaining animals for research purposes) and uses accessory and incidental thereto (hereinafter referred to as the "Permitted Use"). Tenant also agrees to comply with the Rules and Regulations set forth in Exhibit "E" attached hereto.

         Section 6.02 Construction of the Movements. Landlord shall tender possession of the Premises to Tenant on the Floor Ready Condition Date (as defined in Exhibit "D"), and Tenant shall accept possession of the Premises on such date for the performance of the Layout Work and Tenant's Work (as defined in Exhibit "D"). The obligations of Landlord with respect to the Base


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



Building Work (as defined in Exhibit "D") and the obligations of Landlord and Tenant with respect to the Layout Work are set forth in the Work Letter attached hereto as Exhibit "D" and by reference incorporated herein. Prior to entry onto the Premises for the purpose of performing Layout Work or Tenant's Work, Tenant shall furnish to Landlord evidence satisfactory to Landlord that the insurance coverage required of Tenant pursuant to paragraph 6(d) of the Work Letter is in effect.

         "Target Date" shall mean the date one hundred fifty days after the Anticipated Ready Date (as defined in Exhibit "D"). If Substantial Completion (as defined in Exhibit "D") of the Base Building Work has not occurred on or before the Target Date as a result of the negligence of Landlord, then Tenant's sole right and remedy shall be to terminate this Lease by written notice to Landlord at any time after the Target Date and prior to the date of Substantial Completion of the Base Building Work.

         Within thirty (30) days after the date of Substantial Completion of the Base Building Work, Tenant shall have the right to prepare and provide to Landlord a list of incomplete or defective Punch List Items (as defined in Exhibit "D"), all of which shall be promptly repaired or completed (as the case may be) by Landlord at its sole cost and expense. During the Term, Tenant shall have the right to notify Landlord in writing of Tenant's discovery of latent defects in the Base Building Work, all of which shall be promptly repaired or completed (as the case may be) by Landlord at its sole cost and expense. Except for such Punch List Items so specified by Tenant within said ninety (90) day period, and except for such latent defects, the taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Base Building Work have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

         ARTICLE VII. COMPLIANCE WITH LAW; LIENS AND ENCUMBRANCES

         Section 7.01 Compliance with Laws. Subject to the provisions of Section
14.01 hereof (concerning "Permitted Contests"), Tenant, at its sole cost and expense, shall comply with and cause the Premises and any and all Improvements located thereon, to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances or recommendations affecting the Premises or any part thereof, or the use thereof, including those which require "Repairs", as that term is defined in Section 8.01 hereof, or any structural changes in the Improvements whether or not any such statutes, laws, rules, orders, regulations, ordinances or recommendations which may hereafter be enacted involve a change of policy on the part of the governmental body enacting the same, (b) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions and responsibilities in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises, and (c) the requirements of all policies of public liability, fire and other insurance which at any time may be in force with respect to the

Premises (all or any one of the items enumerated in this Section 7.01 hereinafter referred to as "Regulation").

         Section 7.02 Tenant's Agreement Relating to Hazardous Substances. Tenant hereby covenants that Tenant and its agents, employees and contractors will not generate, store, use, treat or dispose of any "Hazardous Substances" (as hereinafter defined) in, on or at the Premises or any part of the Improvements, except for the use and storage of Hazardous Substances as are legally used or stored (and in such amounts as are legally used or stored) as a consequence of using the Premises for the Permitted Use, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all laws, statutes, rules, orders, regulations, ordinances and decrees concerning the use, storage or disposal of such Hazardous Substances. Tenant further covenants that neither the Premises nor any part of the Improvements shall ever be used by Tenant or its agents, contractors or employees as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Term (except for the storage of the limited quantities permitted under and in strict accordance with the first sentence of this Section 7.02). Tenant agrees that, not less than once each calendar quarter during the Term, Tenant shall have a reputable professional environmental engineering firm (with expertise in biomedical research) inspect the Premises with respect to Tenant's compliance with Regulation, including without limitation any and all laws, statutes, rules, orders, regulations, ordinances and decrees concerning the use, storage or disposal of Hazardous Substances. Promptly upon receipt thereof by Tenant, Tenant shall provide Landlord with copies of all written reports and other information provided to Tenant by such firm with respect to or in any manner connected with the use, misuse, storage or disposal of Hazardous Substances at the Premises or Tenant's compliance as aforesaid. Furthermore, Tenant, at Tenant's sole cost and expense, shall make such firm [and the engineer(s) familiar with the Premises] available to talk with Landlord (regarding Tenant, Hazardous Substances, the Premises and Tenant's compliance as aforesaid) from time to time upon request of Landlord regarding any such reports and information (and any other services provided by such engineer pursuant to such engineer's contract with Tenant), but any additional services which Landlord shall request of such engineer shall be at Landlord's expense. Landlord acknowledges and agrees that Risk Consultants, Inc. (Tenant's current safety engineer) is an acceptable professional environmental engineering firm for purposes of this Section 7.02.

         Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release on or from, the Premises or the Improvements of any Hazardous Substance [including, without limitation, any losses, liabilities, including without limitation strict liability, damages, injuries, expenses, including without limitation reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any so called federal, state or local "Superfund" or "Superlien" laws, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance]; provided, however, that the foregoing indemnity is limited to matters arising solely from the violation of the covenants and agreements of Tenant during the Term (and during any period subsequent to the expiration of the Term that Tenant remains in possession of the Premises) contained in the preceding paragraph and excludes matters caused by Landlord and does not extend to Hazardous Substances on the Site as of the date Tenant first goes onto the Premises.

         For purposes of this Lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the lists of hazardous substances or wastes now or hereafter adopted by the United States Environmental Protection Agency (the "EPA") or the lists of toxic pollutants designated now or hereafter by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by CERCLA or any Superfund law or any Superlien law or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         Landlord shall have the right but not the obligation, and without limitation of Landlord's rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance in, on or at the Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant and/or Landlord; provided; however, Landlord agrees that, except in the case of an emergency, Landlord will take such action only after written notice to Tenant of the alleged existence of Hazardous Substances and the failure by Tenant within a reasonable period of time following receipt of such notice to commence, or the failure by Tenant to thereafter diligently pursue to completion, the appropriate action to clean-up, remove, resolve or minimize the impact of, or otherwise deal with, such Hazardous Substances. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from the violation of the covenants and agreements of Tenant contained in the first paragraph of this Section 7.02, shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon demand.

         This Section 7.02 shall survive cancellation, termination or expiration of this Lease.

         Section 7.03 Liens and Encumbrances. Subject to the provisions of
Section 14.01 hereof (concerning "Permitted Contests"), and except for any lien related to the Base Building Work, Tenant shall not create or permit to be created or to remain, and, shall promptly discharge, at its sole cost and expense, any lien, encumbrance or charge (all or any one of which hereinafter referred to as "Lien") upon the Premises, or any part thereof or upon Tenant's leasehold estate created hereby that arises from the use or occupancy of the Premises by Tenant or by reason of any labor, service or material furnished or claimed to have been furnished to or for the benefit of Tenant or by reason of any construction, repairs or demolition by or at the direction of Tenant of all or any part of the Improvements, or by reason of any Permitted Contest under Section 14.01 hereof.

         Except with respect to the Base Building Work, notice is hereby given that Landlord shall not be liable for the cost and expense of any labor, services or materials shed or to be furnished with respect to the Premises at or by the direction of Tenant or anyone holding the Premises or any part thereof by, through or under Tenant and that no laborer's, mechanic's or materialman's or other lien for any such labor, service or materials shall attach to or affect the interest of Landlord in and to the Premises. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvements or Repairs to or of the Premises or any part thereof, nor as giving Tenant any right, power or authority on behalf of Landlord to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any Lien against the Premises or any part thereof.

         If Tenant fails to discharge any Lien created or established in violation of Tenant's covenant herein or to comply with any Regulation as hereinabove provided, and if such failure continues for a period of twenty (20) days after receipt by Tenant of notice of the existence of the Lien or twenty
(20) days after receipt by Tenant of notice of noncompliance with any Regulation, and provided such Lien or Regulation is not being contested by Tenant pursuant to Section 14.01 hereof, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, discharge or pay such Lien (either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings) or cause compliance with such Regulation, and any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord upon demand by Landlord, with Interest thereon from the date of demand by Landlord.

         Section 7.04 Landlord's Agreement Relating to Hazardous Substances. Landlord hereby represents to Tenant that: (i) to the best of Landlord's knowledge (which knowledge for purposes of this Section 7.04 is based on document entitled Report of Phase I Environmental Site Assessment, Georgia 400 and Haynes Bridge Road, Alpharetta, Georgia, prepared for Cousins Properties Incorporated, dated May 6, 1992, prepared by Law Engineering, Inc., bearing Law Engineering No. 56301938.02, a copy of which has heretofore been provided to Tenant), the Site is free from Hazardous Substances and does not constitute an environmental hazard of any type under local, state or federal law; (ii) to the best of Landlord's knowledge, there are no wetlands on the Site and there are no buried, partially buried, above-ground or other tanks, storage vessels, drums or containers located in or on the Site; and (iii) Landlord has received no warning notice, notice of violation, administrative complaint, judicial complaint or formal or informal notice alleging that conditions on the Site are in violation of any environmental laws, regulations, ordinances or rules. Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, fines, judgements, penalties, costs, liabilities, or losses (including reasonable attorneys' fees, and reasonable consultant and expert fees) arising during or after the Term as a result of (a) the breach by Landlord of the representation made in the preceding sentence and (b) the presence, escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Substances on or under the Premises if caused by Landlord, its agents, contractors or employees after the date hereof. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the Site, any clean-up, removal or restoration mandated by a federal, state, or local agency or political subdivision. The obligations of Landlord under this
Section 7.04 shall survive the cancellation, termination or expiration of this Lease.

         ARTICLE VIII. REPAIRS AND ALTERATIONS

         Section 8.01 Maintenance and Repair. Tenant, at all times during the Term, at its expense, shall keep the Premises, including, without limitation, the Improvements, in good order, condition and repair and in substantially the condition on the completion of construction, ordinary wear and tear excepted. Tenant further agrees to be responsible for maintaining the landscaping surrounding Tenant's building and parking area in accordance with first-class landscape maintenance standards and for sweeping and cleaning the entrances to the building in addition to the parking lot, sidewalks, and other improved areas of the Premises. Tenant will provide and maintain vermin-proof receptacles for Tenant's own use in the event refuse is temporarily stored outside of the building, and Tenant will be responsible for the removal of said refuse and will promptly and strictly comply with all health, sanitary or other laws, regulations and ordinances pertaining to the depositing and removal of such refuse from or about the Premises. Tenant shall promptly perform such maintenance and shall promptly make or cause to be made any and all necessary or appropriate repairs, replacements, or renewals (all or any one of which herein referred to as "Repairs"). All Repairs shall be at least equal in quality and class to the original work. The term "Repairs" includes, without limitation, all necessary repairs and replacements of the Premises (including, without limitation, the roofs, foundations, all interior and exterior walls, and all structural and nonstructural portions of the buildings and other improvements), structural or otherwise, ordinary or extraordinary, foreseen and unforeseen, including but not limited to the exterior and interior windows, doors and entrances, signs, floor coverings, columns and partitions; and lighting, heating, plumbing and sewerage facilities, and air conditioning equipment. Landlord shall not be required to make any Repairs of any kind or nature in, on or to the Premises during the Term.

         Section 8.02 Alterations. Except for any initial improvement of the Premises pursuant to Exhibit "D", which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining

Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Landlord's consent shall not be required for interior, non-structural alterations which cost less than $5,000.00 and which do not materially affect building systems (changes to electrical, mechanical or life safety systems shall be deemed to materially affect building systems). Any such alterations, additions or improvements to the Premises consented to by Landlord shall, at Landlord's option, be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within fifteen (15) days after receipt of a statement. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Term and shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant when Landlord's consent thereto is given, to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Section 12.02 hereof, Tenant shall promptly restore, at its sole cost and expense, the Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted. Tenant shall have no obligation to remove any initial improvements to the Premises pursuant to Exhibit "D".

         ARTICLE IX. DAMAGE AND DESTRUCTION

         Section 9.01 Notice. In the event of any material damage to or destruction of all or any part of the Improvements, Tenant will promptly give written notice thereof to Landlord, which notice shall generally describe the nature and extent of such damage or destruction. There shall be no abatement of or adjustment to Minimum Rent or Additional Rent under this Lease as a result of any damage or destruction.

         Section 9.02 Restoration. In the event of any damage to or destruction of all or any part of the Improvements and whether or not the insurance proceeds on account of such damage or destruction shall be sufficient for the purpose, or in the event of any condemnation of the Premises of the character described in
Section 16.02 hereof and whether or not the proceeds of any award received on account of such condemnation shall be sufficient for such purpose, Tenant, at its sole cost and expense, shall promptly commence and shall thereafter diligently and continuously prosecute to completion the restoration, replacement or rebuilding of the Improvements as nearly as practicable to their value, architectural condition and character as existed immediately prior to such damage, destruction or condemnation so as to permit resumption of the use of the Premises for the Permitted Use to as nearly the same degree as possible (pending completion of the work, such restoration, replacement or rebuilding, together with any temporary repairs and property protection, are herein collectively referred to as "Restoration").

         In the event damage to or destruction of a substantial portion of the Improvements occurs within the last twelve (12) months of the Term, Tenant shall have the right, at its election and in lieu of fulfilling its obligations under this Section 9.02, to terminate this Lease upon thirty (30) days' prior written notice to Landlord by paying to Landlord, simultaneously with such notice, a sum equal to all Rent and Additional Rent due from Tenant to Landlord to such termination date, together with all insurance proceeds due on account of any damage or destruction of the Premises or any part thereof.

         Section 9.03 Application of Proceeds. Except as otherwise provided in
Section 9.02 hereof, insurance proceeds received on account of any damage to or destruction of the Improvements or any part thereof shall be applied to pay for the cost of Restoration. To the extent any such proceeds shall be inadequate to pay such cost, it shall be Tenant's sole cost and obligation to pay all costs of Restoration.

         ARTICLE X. INSURANCE

         Section 10.01 Classes of Insurance. Commencing on the date of this Lease (with regard to the insurance required by subsection [b] below) and on the date Tenant shall commence occupancy of any Improvements on the Site (with regard to the insurance required by subsections [a] and [c] below) and at all times thereafter through and during the Term, Tenant shall keep the Premises insured against the risks and hazards and with coverage in amounts not less than those specified as follows:

                  (a) Insurance against the risks customarily included under "all-risks" policies with respect to improved properties similar to the Premises in an amount equal to the "full insurable value" (which as used herein shall mean the full replacement value, including the costs of debris removal, which amount shall be determined annually) of the Improvements. Tenant shall be entitled to carry a deductible of up to $10,000.00 in connection with said coverage provided Tenant self-insures for the amount of the deducible. Tenant hereby further agrees that to the extent available, Tenant will obtain an "agreed amount" endorsement with respect to such insurance so as to prevent either Landlord or Tenant from becoming a co-insurer of any loss.

                  (b) Commercial general liability and property damage insurance (including, but not limited to, coverage for any construction, reconstruction or alteration by or at the instance of Tenant on or about the Premises) covering the legal liability of Tenant against all claims for any bodily injury or death of persons and for damage to or destruction of property occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways in combined single limits for both property damage and personal injury and in the minimum amount, during the period from the date of this Lease to the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date, of Three Million and No/100 Dollars ($3,000,000.00) in connection with any single occurrence. Tenant shall be entitled to carry a deductible of up to $10,000.00 in connection with the said coverage provided Tenant self-insures for the amount of the deductible. Commencing on the fifth
         (5th) anniversary of the Rent Commencement Date, and continuing thereafter on the fifth (5th) anniversary of the previous "Adjustment Date"

         (as hereinafter defined) during the Term (each of such dates being referred to in this Section 10.01 as an "Adjustment Date"), the aforesaid minimum amount of insurance coverage shall be increased to the amount equal to the initial minimum amount set forth above increased at the rate of three percent (3%) per annum compounded on each anniversary of the Rent Commencement Date throughout the Term.

                  (c) Business interruption insurance covering losses resulting from any interruption of Tenant's business in an amount sufficient to cover Tenant's costs of operation (including but not limited to Minimum Rent and Additional Rent) for a period of not less than six (6) months.

Tenant's right to self-insure with respect to the deductibles under subsections
(a) and (b) of this Section 10.0 1 shall be subject to Tenant agreeing not to hold Landlord, its agents, contractors and employees, liable for any losses, claims and liabilities which would have been covered under such insurance.

         Section 10.02 Requirements. All insurance required under Section 10.01 hereof shall be written by companies of recognized financial standing (with a rating from Best's Insurance Reports of not less than A-/X) which are authorized to do insurance business in the State of Georgia, shall name Landlord as an additional insured party, shall be reasonably satisfactory to Landlord in all respects and shall expressly provide (a) an effective waiver by the insurer of all rights of subrogation against any named insured and against such insured's interest in the Premises and against any income derived therefrom, (b) that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least twenty (20) days after receipt by Landlord and Tenant of written notice thereof, and (c) that during construction, reconstruction, alteration or material remodeling of any Improvements on the Premises by Tenant such policies shall be in "builder's risk" form if there would be an exclusion of coverage under Tenant's all-risks policy as a result of such construction, reconstruction, alteration or material remodeling. A copy of each policy or of an acceptable certificate of insurance in force, issued by the insurer as provided in Section 10.01 hereof, shall be delivered to Landlord on or before the date Tenant is required to obtain the applicable insurance, and with respect to renewal or replacement policies, not less than twenty (20) days prior to expiration of the policy being renewed or replaced. Tenant may obtain the insurance required hereunder by endorsement on its blanket insurance policies, provided that said policies fulfill the requirements of this Section 10.02, that said policies reference the Premises, and that Landlord receives satisfactory written proof of coverage. Tenant shall permit Landlord to examine all policies evidencing the insurance required to be maintained by Tenant under this Lease. Nothing contained in this Lease shall be construed to require Landlord to prosecute any claim against any insurer or to contest any settlement proposed by any insurer. To the extent of the amount of insurance or self-insurance required to be maintained by Tenant (but in no event in excess of the fullest extent permitted under O.C.G.A. Section 13-8-2), Tenant hereby releases Landlord, its agents and employees from any liability for damage to property or injury to persons, regardless of the cause of such damage or injury.

         Section 10.03 Certificates. Within fifteen (15) days after receipt of written request from Landlord (but in no event more often than twice annually), Tenant shall deliver to Landlord a certificate addressed to Landlord, signed by Tenant, and dated within (30) days prior to the delivery thereof which lists the insurers and policy numbers evidencing all the insurance then required to be maintained by Tenant hereunder, and which warrants that said insurance is in full force and effect and that such insurance and the policies evidencing the same comply with the requirements of this Lease. In the event that Tenant fails to obtain, maintain or renew any insurance provided for in this Article X or to pay the premiums therefor, or to deliver to Landlord any of such certificates, Landlord may, but shall not be obligated to, procure such insurance, pay the premiums therefor or obtain such certificates and any costs or expenses incurred by Landlord for such purposes shall be Additional Rent hereunder and shall be immediately paid by Tenant to Landlord upon demand by Landlord, with Interest thereon from the date of demand by Landlord.

         ARTICLE XI. INDEMNIFICATION

         Section 11.01 Indemnification. Tenant covenants and agrees to pay, defend, indemnify and save harmless Landlord from and against any and all liability, loss, damage, cost, expense (including without limitation all attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever based upon, arising from or connected in any manner with (a) injury to or the death of any person or damage to any property occurring on the Premises, (b) the use, non-use, condition, possession, construction, operation, maintenance, management or occupation of the Premises or any part thereof, (c) any negligence or intentional misconduct on the part of Tenant or its agents, contractors, servants, employees, licensees or invitees or (d) the violation by Tenant of any term, condition or covenant of this Lease or of any contract, agreement, restriction, or Regulation affecting the Premises or any part thereof or the ownership, occupancy or use thereof. If any action or proceeding should be brought against Landlord based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord for attorneys' fees and expenses in connection with such action or proceeding. The agreement of indemnification set forth in this Section 11.01 shall not extend to claims for damages arising out of bodily injury to persons or damage to property caused by or resulting from the negligence or willful misconduct of Landlord, its agents or employees, unless such claims are covered by the insurance required to be maintained by Tenant hereunder or would be covered by such insurance had Tenant not elected to self-insure pursuant to Section 10.01 hereof. The obligations of Tenant under this Section 11.01 shall commence to accrue on the date Tenant or its agents, contractors or employees shall first go onto the Premises to inspect or test same or perform work thereon and with respect to any such matters occurring prior to the termination of this Lease, and shall survive any termination of this Lease.

         ARTICLE XII. OWNERSHIP OF IMPROVEMENTS

         Section 12.01 Title to Improvements. Title to any portion of the Improvements constructed by Tenant shall, during the Term, be in Tenant, but notwithstanding such title, the terms and conditions of this Lease shall govern the construction, use, and operation of the Improvements and the exercise of Tenant's rights with respect thereto; and Tenant's right, title, interest, and estate in and to the Improvements shall not be separable from the leasehold estate granted Tenant hereunder. Except for termination pursuant to Section 9.02 hereof, upon the termination or expiration of this Lease, title to all Improvements shall vest in and become the full and absolute property of Landlord without need of any further action being taken by Tenant or Landlord, and Tenant shall immediately surrender possession of the Improvements upon such termination or expiration as provided in Section 12.02 hereof. The value or cost of any Improvements constructed by Tenant shall not in any way constitute a substitute for or a credit against any obligation of Tenant under this Lease to pay Rent or Additional Rent.

         Section 12.02 Surrender. Upon any termination of this Lease, Tenant shall peaceably quit and surrender the Premises, and any and all built-in or attached machinery and equipment (other than trade fixtures) constructed, installed or placed by Tenant thereon, to Landlord in good order and condition, ordinary wear and tear excepted. In the event Tenant is not then in default under this Lease, Tenant shall have the right upon a termination of this Lease to remove from the Premises all furniture, inventory, trade fixtures, signs (but not any pylon or monument) or other personal property of Tenant; provided, however, that Tenant shall repair, at its sole cost and expense, any damage to the Premises or to the Improvements caused by such removal. In no event shall any built-in or attached machinery and equipment (other than trade fixtures) used in and necessary to the operation of the Improvements be removed by Tenant unless same is promptly replaced with comparable or better such machinery or equipment or unless same is damaged and is removed by Tenant pursuant to Section
9.02 hereof.

         ARTICLE XIII. ASSIGNMENT AND SUBLETTING; NONSUBORDINATION TO LEASEHOLD
                       MORTGAGING

         Section 13.01 Assignment and Subletting; Prior Consent. Except as herein provided, neither this Lease nor the interest of Tenant in this Lease or in the Premises, or any part thereof, shall be sold, assigned or otherwise transferred by Tenant, whether by operation of law or otherwise, and the Premises shall not be sublet in whole or in part, without the express prior written consent of Landlord. Neither this Lease nor the interest of Tenant in this Lease or in the Premises, or any part thereof, shall be mortgaged, pledged or hypothecated by Tenant without the express prior written consent of Landlord.

         The transfer of any voting capital stock of Tenant or the voting capital stock of any corporate entity which directly or indirectly controls Tenant or any interest in any non-corporate entity which directly or indirectly controls Tenant, which transfer results in a change in the direct or indirect voting control of Tenant (whether such transfer occurs at one time or at intervals so that, in the aggregate, such a transfer shall have occurred) shall be deemed to be an assignment prohibited by the provisions of this Section
13.01. The preceding sentence shall not apply to, and Tenant shall not be in default under this Section 13.01 as a result of, an offering of voting stock to the public pursuant to a registered securities offering, the transfer of voting stock on a national securities exchange or through the NASDAQ national market system, the transfer of voting stock to Tenant's employees pursuant to a bona fide employee stock ownership plan or other bona fide arrangement with one or more employees, or any transfer of Tenant's voting stock by gift, bequest or inheritance.

         Should Tenant desire to assign this Lease or any right or interest herein (including, without limitation, in connection with any mortgage, pledge or encumbrance of Tenant's interest herein as security for a debt) or sublet the Premises or any part thereof and such assignment or sublease requires Landlord's prior consent hereunder, Tenant shall give Landlord written notice of such desire, which notice shall contain (i) the name and address of the proposed subtenant or assignee and its form of organization, (ii) information regarding the experience of such proposed subtenant or assignee, (iii) the material terms and conditions of the proposed sublease or assignment (including, without limitation, the financial terms of such proposed subletting or assignment and the proposed commencement date of the proposed sublease or assignment), (iv) in the case of a proposed assignment, financial statements for the (3) most recently completed fiscal years of the proposed assignee and such other financial information as Landlord shall reasonably request (or if the proposed assignee has not been extant for at least three [3] years, such financial statements as are available), and (v) a description of any proposed remodeling or renovation to the Improvements to be conducted by the proposed assignee or subtenant, together with the request that Landlord approve such assignment or sublease (which request shall contain a statement that in the event the proposed sublease or assignment is not approved or disapproved by Landlord in writing to Tenant within fifteen [15] days following receipt of such request, the proposed sublease or assignment shall be deemed approved). Landlord shall have a period of fifteen (15) days following receipt of such written notice within which to notify Tenant in writing that Landlord elects either (a) to deny Tenant the right to consummate such sublease or assignment or (b) permit Tenant to assign this Lease or sublet the Premises. The failure of Landlord to notify Tenant in writing of such election within the fifteen (15) day period described above shall be deemed approval of such proposed assignment or sublease.

         Any consent given by Landlord to any sale, assignment, mortgage, pledge, hypothecation or other transfer or subletting shall apply only to the specific action thereby authorized and shall not relieve Tenant or any approved successor of Tenant from the requirement of obtaining the prior written consent of Landlord to any further transfer or subletting. No consent by Landlord to any assignment of this Lease or of Tenant's interest under this Lease or in the Premises, or any part thereof, or to any sublease shall be effective unless and until there shall have been delivered to Landlord a written agreement, in a form reasonably acceptable to Landlord, executed by Tenant and the proposed assignee or subtenant, as the case may be, wherein and whereby any assignee legally binds itself to pay the Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed, and any subtenant acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such subtenant agrees to recognize and attorn to Landlord in the event that Landlord elects to continue such sublease.

         Any person who shall, by operation of law or otherwise, become an assignee of this Lease or become vested with a leasehold interest hereunder shall be bound by and be liable upon all the terms, covenants, provisions and conditions contained in this Lease during the Term, whether or not of the nature of covenants ordinarily running with the land, but neither Tenant nor any subsequent Tenant whose interest is assigned or divested shall be relieved of liability hereunder other than by an express release from liability executed in writing by Landlord. Likewise, no course of dealing with any assignee, any other party vested with a leasehold interest hereunder, or any sublessee shall release or relieve Tenant from liability under this Lease.

         Notwithstanding the provisions above to the contrary, Tenant shall have the right, upon prior notice to Landlord, but without Landlord's prior written consent, to assign this Lease to any parent corporation of which Tenant is a direct or indirect wholly-owned subsidiary, to any direct or indirect wholly-owned subsidiary of Tenant or to any wholly-owned subsidiary of any parent corporation of which Tenant is a direct or indirect wholly-owned subsidiary, provided that (i) no such assignment shall be deemed to release Tenant from its obligation to observe and perform all of the terms, covenants and provisions on Tenant's part to be observed and performed under this Lease; and (ii) any assignee must execute and deliver to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed.

         Also notwithstanding the provisions above to the contrary, Tenant shall have the right to assign this Lease or sublease the Premises without the consent of Landlord but with prior notice to Landlord, (i) to any corporation pursuant to a deemed assignment resulting from a merger, consolidation, or share exchange in which Tenant is not the surviving corporation so long as the corporation into which tenant is merged or consolidated or the corporation surviving such share exchange has a net worth after such combination, at least equal to the net worth of Tenant prior to such combination; or (ii) to any other entity financed by Alliance Technology Ventures; provided, however, that as a condition to any such assignment of this Lease without the consent of Landlord, the assignee properly executes and delivers to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed. Tenant covenants that it will not effect a merger, consolidation or share exchange in which Tenant is not the surviving corporation or sell or otherwise dispose of all or substantially all of its assets unless there shall be compliance with all of the foregoing provisions of this paragraph and unless the written assumption agreement referred to in this paragraph shall have been delivered to Landlord.

         As evidence and proof of the net worth of the proposed assignee as provided in the preceding paragraph of this Section, Tenant shall provide Landlord with recent certified financial statements of such assignee at least fifteen (15) days prior to the effective date of such assignment. Financial statements of such assignee must be certified (without material qualification) by a national or regional firm of certified public accountants as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of such assignee. Such audited financial statements shall be prepared as of a date not more than fifteen (15) months prior to the date of delivery of the same to Landlord; provided, however, that if such financial statements have been prepared as of a date more than six
(6) months prior to such date of delivery, they shall be accompanied by unaudited financial statements of such assignee prepared as of a date not more than sixty (60) days prior to such date of delivery and certified by the chief financial officer (or comparable person) of such assignee as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of such assignee.


         Landlord agrees that Landlord will not unreasonably withhold, delay or condition the consent required of Landlord to any proposed assignment of this Lease or sublease of the Premises (when such consent is required hereunder); provided, however, in exercising such right of consent to an assignment or subletting pursuant to this Section 13.01, Landlord shall be entitled to take into account any factor or factors relevant to such decision, including but not necessarily limited to the financial strength of the proposed assignee or sublessee, including the adequacy of its working capital, the experience of the proposed assignee or sublessee with respect to the successful operation of its business and the reputation of the proposed assignee or sublessee for ethical business practices. As a condition to any such assignment of this Lease with the consent of Landlord, the assignee shall properly execute and deliver to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed. Neither Tenant nor any subsequent tenant whose interest is assigned or divested shall be relieved of liability under this Lease other than by an express release from liability executed in writing by Landlord.

         In the event a dispute shall arise as to whether Landlord has unreasonably withheld or denied its consent to any proposed assignment or subletting pursuant to the preceding paragraph, such dispute shall be resolved by arbitration as provided in Section 18.24 of this Lease. In no event shall Landlord be liable for any damages to Tenant as a result of the withholding or denial of any such consent, whether or not such withholding or denial by Landlord is determined to be unreasonable and whether or not such withholding or denial shall result in the loss of a prospective assignment or sublease, it being agreed by the parties hereto that Tenant's sole recourse in the event of an unreasonable withholding or denial is to obtain a determination through arbitration that such withholding or denial is unreasonable.


         One-half (1/2) of any consideration, in excess of the Minimum Rent, Additional Rent and other charges and sums due and payable by Lessee under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as Additional Rent hereunder.

         ARTICLE XIV. RIGHT TO CONTEST

         Section 14.01 Permitted Contests. Tenant, at its sole cost and expense, may contest by appropriate legal proceedings conducted in good faith and with due diligence (individually, a "Permitted Contest", any two or more, collectively, "Permitted Contests") the amount, validity or application, in whole or in part, of any Taxes or Charges referred to in Section 4.01 and Section.4.02 hereof, any Regulation referred to in Section 7.01 hereof or any Lien referred to in Section 7.03 hereof; provided, however, that (a) Tenant shall give Landlord prior written notice of each such contest, (b) Tenant shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from Landlord and from Rent under this Lease or from the Premises, (c) no part of the Premises or any interest therein or the Rent under this Lease shall be subjected thereby to sale, forfeiture, foreclosure or interference, (d) Landlord shall not be exposed thereby to any civil or criminal liability for failure to comply with any Regulation and the Premises shall not be subject to the imposition of any Lien as a result of such failure, and (e) Tenant shall have furnished any security required in such proceeding or under this Lease or reasonably requested by Landlord to ensure payment of any Taxes, Charges, Lien or compliance with any Regulation. Landlord agrees to cooperate with Tenant in any Permitted Contest so long as the cost and expense of such cooperation is paid by Tenant. Tenant agrees that it shall pay, and save Landlord harmless from and against, any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any Permitted Contest and that, promptly after the final determination of every Permitted Contest, Tenant shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interest, costs and expenses resulting therefrom and shall promptly comply with any Regulation under which compliance is required therein.

         ARTICLE XV. DEFAULT

         Section 15.01 Events of Default. The occurrence of any of the following acts, events or conditions, notwithstanding the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms, conditions or covenants of this Lease, shall constitute an "Event of Default" under this Lease:

                  (a) The Rent, Additional Rent or any other sum of money payable under this Lease is not paid when due and such failure shall continue for ten (10) days after written notice of such failure of payment; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any twelve (12) consecutive month period of the Term, and an Event of Default shall be deemed to have immediately occurred upon the third (3rd) failure by Tenant to make a timely payment as aforesaid within any twelve (12) consecutive month period of the Term, it being intended by the parties hereto that such notice and such grace period shall protect against infrequent unforeseen clerical errors beyond the control of Tenant, and shall not protect against Tenant's lack of diligence or planning in connection with its obligations to make timely payment of Rent, Additional Rent and other amounts due hereunder,

                  (b) The failure or refusal of Tenant, at any time during the Term, to fulfill or perform any other covenant, agreement or obligation of Tenant hereunder if such failure or refusal shall continue without correction for a period of (30) consecutive calendar days from and after notice thereof to Tenant, provided that if such covenant, agreement or obligation shall be of such nature that it can be fulfilled or performed and if Tenant in good faith commences to fulfill or perform same within said (30) day period, but due to the nature of same it could not be reasonably fulfilled or performed within said thirty (30) day period exercising due diligence, an Event of Default shall not be deemed to have occurred if Tenant is then diligently pursuing the fulfillment or performance of the covenant, agreement or obligation and shall thereafter continuously and diligently proceed therewith until completion;

                  (c) The initiation of any proceeding whereupon the estate or interest of Tenant in the Premises, or any portion thereof, or in this Lease is levied upon or attached if such proceeding is not vacated, discharged or bonded within thirty (30) days after the date of such levy or attachment;

                  (d) The entry of any decree or order for relief by a court having jurisdiction in the Premises in respect of Tenant or any guarantor of Tenant's obligations ("Guarantor") in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or any Guarantor, or the entry of any decree or order with respect to winding up or liquidation of the affairs of Tenant or any Guarantor, if any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days;

                  (e) The commencement by Tenant or any Guarantor of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Tenant or any Guarantor to the appointment of or possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or such Guarantor, or any assignment made by Tenant or any Guarantor for the benefit of creditors;

                  (f) Any attempt by Tenant to make any sale, assignment, mortgage, pledge, hypothecation or other transfer of this Lease or any interest of Tenant hereunder or in the Premises or to sublet the Premises without full compliance with any and all requirements therefor set forth in Section 13.01 of this Lease; or

                  (g) The failure of Tenant to fulfill or perform Tenant's covenants, agreements and obligations set forth in Section 18.01 of this Lease; or

         Section 15.02 Remedies. Upon the occurrence of an Event of Default Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

                  (a) Landlord, with or without terminating this Lease, may perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease, and Landlord may reenter the Premises for such purposes, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repair, including, without limitation accrued interest as provided in the next sentence. All sums so expended to cure Tenant's default shall accrue Interest from the date of demand until date of payment at the rate specified in Section 3.03 hereof.

                  (b) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within three (3) business days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (c) Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (d) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations, redecorations or repairs to the Premises which it may deem reasonably necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the reasonable cost of any such alterations, redecorations and repairs made to the Premises, reasonable attorneys' fees, reasonable brokerage commissions and lease assumptions; and if this lease shall not have been terminated, Tenant shall continue to pay all Minimum Rent, Additional Rent and all other charges due under this Lease up to and including, without limitation, the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the Term the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Minimum Rent, Additional Rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Minimum Rent and Additional Rent reserved herein.

                  (e) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination, Landlord shall recover from Tenant all arrearages in Rent, costs, charges, Additional Rent, assessments, and reimbursements, the cost (including, without limitation, court costs and attorneys' fees) of recovering possession of the Premises, the cost of any alteration or redecoration of or repair to the Premises and Improvements which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord may declare to be due and payable immediately, the then present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent, Additional Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Term (in the absence of the termination of this Lease), and (y) the then fair market rental value of the Premises for the reminder of the Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to all Rent, costs, charges, Additional Rent, assessments, and reimbursements theretofore due; provided, however, that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

         Section 15.03 Reentry by Landlord. If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. Tenant shall and does hereby agree to indemnify and hold Landlord harmless from any loss, cost (including, without limitation, court costs and attorneys' fees), or damages suffered by Landlord by reason of such reentry or termination. No such reentry or termination shall be considered or construed to be a forcible entry. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease.

         Section 15.04 General. No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under Section 15.02 hereof or under any other provisions of this Lease shall operate as a waiver of any rights of Landlord hereunder, at law or in equity or under any other provisions of this Lease, nor shall any waiver of an Event of Default on one occasion operate as a waiver of any subsequent Event of Default or of any other Event of Default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated. The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

         Section 15.05 Landlord's Lien on Personalty. Any provision contained in
Section 12.01 hereof or elsewhere in this Lease to the contrary notwithstanding, and in addition to and not in lieu of any other right, power or remedy of Landlord provided in this Lease, upon any Event of Default and for so long as such Event of Default continues uncured, and whether or not this Lease shall have been terminated pursuant to Section 15.02 hereof, to the fullest extent permitted by law, Landlord shall have, and shall be deemed to have, and is hereby granted by Tenant a prior lien upon and security title in and to all of Tenant's right, title and interest in and to all improvements, machinery, equipment and personalty of any kind or nature whatsoever now or hereafter constructed, installed or placed by Tenant upon the Premises, and all articles in replacement or substitution therefor, and none of the same shall be removed from the Premises by Tenant or by any other person without the prior written consent of Landlord. Upon request by Landlord, Tenant shall promptly execute and deliver such other instruments or writings as may be necessary or desirable to secure to Landlord all of Tenant's right title, interest in and to all improvements, machinery, equipment and personalty.

         ARTICLE XVI. CONDEMNATION

         Section 16.01 Total Condemnation. If all or part of the Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's reasonable judgment result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

         In the event a dispute shall arise as to whether Landlord was reasonable in Landlord's judgment regarding the Building, after a reasonable amount of reconstruction, being a practical improvement and reasonably suitable for use for the purpose for which it was designed pursuant to the preceding paragraph, such dispute shall be resolved by arbitration as provided in Section
18.24 of this Lease. In no event shall Landlord be liable for any damages to Tenant as a result of such judgment of Landlord, whether or not such judgment of Landlord is determined to be unreasonable, it being agreed by the parties hereto that Tenant's sole recourse is to obtain a determination through arbitration that such judgment is unreasonable.

         If this Lease is terminated under the provisions of this Section 16.01, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Improvement Allowances), or for loss of business, moving expenses or other consequential damages, in accordance with Section 16.03 below.

         Section 16.02 Partial Condemnation. If there is a partial taking of the Improvements and this Lease is not thereupon terminated under the provisions of
Section 16.01, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Improvements (other than those alterations, additions, or improvements for which Landlord's consent was required under Section 8.02 and was not obtained) as nearly as reasonably possible to their condition prior to the partial condemnation; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord; further provided, however, that with respect to those alterations, additions or improvements under Section
8.02 which did not require Landlord's consent or for which Landlord's consent was obtained, Landlord's obligation shall be limited to the condemnation proceeds obtained by Tenant therefor and made available to Landlord for such reconstruction.

         Section 16.03 Awards. All compensation awarded or paid to Landlord upon a total or partial taking of the Premises or the Improvements shall belong to and be the property of Landlord (subject to the obligations of Landlord under Section 16.02) without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Improvement Allowances), provided, however, no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this Section 16.03, Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

         Section 16.04 General. Notwithstanding anything to the contrary contained in this Article XVI, if, during the Term, the use or occupancy of any part of the Improvements or the Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Term.

         ARTICLE XVII. BROKERAGE PROVISIONS

         Section 17.01 Brokers. Landlord and Tenant represent and warrant that no broker, commission agent, real estate agent or salesman has participated in the negotiation of this Lease, its procurement or in the procurement of Landlord or Tenant except Carter & Associates, L.L.C. ("Broker"), whose fees and commissions shall be paid by Landlord pursuant to a separate agreement between Landlord and Broker. No other person, firm, corporation or other entity is or shall be entitled to the payment of any fee, commission, compensation or other form of remuneration in connection herewith in any manner. Landlord shall and does hereby indemnify and agree to hold Tenant harmless from and against any claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of Landlord's dealings, negotiations or communications in connection with this Lease or the demise of the Premises. Likewise, Tenant shall and does hereby indemnify and agree to hold Landlord harmless from and against any claims, demands, actions and judgments of any and all brokers, agents and other intermediaries (other than Broker) alleging a commission, fee or other payment to be owing by reason of Tenant's dealings, negotiations or communications in connection with this Lease or the demise of the Premises. The terms of this
Section 17.01 shall survive any termination of this Lease.

         ARTICLE XVIII. MISCELLANEOUS

         Section 18.01 Warrants. On or before the date which is (30) days after the execution date of this Lease, Tenant shall (a) take such actions as shall be required to cause there to be authorized a new series of preferred stock of Tenant to be denominated the "Series C Convertible Preferred" (the "Series C Stock") and reserve for issuance upon exercise of the Warrant (as herein defined) an aggregate of 50,000 shares of the Series C Stock; and (b) issue to Landlord or Landlord's designee a warrant (the "Warrant"), exercisable in whole or in part from time to time after January 1, 1999, and on or before the date which is ten years after the issuance date of the Warrant, to purchase 50,000 shares of the Series C Stock at an exercise price of $5.00 per share and on such other terms and conditions as shall be herein prescribed. In the event Tenant consummates an initial public offering of its common equity prior to the expiration or exercise in full of the Warrant, the Warrant shall as of the day next preceding the closing of such public offering, become exercisable for that number of shares of Tenant's common stock into which the Series C Stock underlying the Warrant is then exercisable in accordance with its terms.

         The Series C Stock shall be convertible into common stock of the Tenant on a one-for-one basis (subject to adjustment after the issuance date of the Warrant for stock splits, dividends payable in common stock, recombinations of shares and other matters affecting the common stock in a manner similar to the manner in which such matters are currently addressed in the terms of the Tenant's currently authorized Series B Convertible Preferred Stock (the "Series B Stock") and otherwise shall have such rights, preferences and other terms as shall be identical in all material respects to the Series B Stock as of the date hereof except that (i) the holders of the Series C Stock shall not (except as otherwise required by Georgia law) have a right to vote separately as a class on any matter coming before Tenant's shareholders for a vote, including the election of directors, but instead, shall have the right to vote with the holders of Tenant's common stock (on an as converted basis) on all matters submitted to Tenant's common shareholders, (ii) the purchase price of $5.00 per share paid for the shares of Series C Stock upon exercise of the Warrant shall be substituted where the amount of $3.00 appears in such corresponding terms of the Series B Stock and (iii) the amount which is ten percent (10%) of the purchase price per share of such Series C Stock shall be the annual rate at which non-cumulative dividends shall be payable when, as and if declared by the Board of Directors.

         The terms of the Warrant which are not specifically prescribed herein shall be substantially similar, as may be applicable, to the terms of Tenant's currently outstanding warrants to purchase Series B Stock. The Warrant and certificates for shares of the Series C Stock purchased pursuant to exercise of the Warrant shall bear a restrictive legend to the effect that such securities have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), or any state securities laws and may not be transferred other than pursuant to such registration or an exemption therefrom; provided, the provisions of Rule 144 under the Securities Act shall not be available for any such transfers. Upon the issuance of the Warrant, Landlord shall pay to Tenant the sum of $500.00 as consideration therefor.

         Notwithstanding anything to the contrary stated herein, there shall be no registration rights associated with the Warrant or any securities to be received upon exercise of the Warrant or with any securities to be received upon conversion of any Series C Stock.

         All per share amounts set forth herein shall be proportionately adjusted to reflect any stock splits, stock dividends or other similar changes affecting Tenant's common stock prior to the issuance of the Warrant (or any subsequent determination of its exercise price or adjustment thereof, if applicable).

         Section 18.02 No Waiver. Failure of Landlord or Tenant to insist upon the strict performance by the other party of any term, condition or covenant on such other party's part to be performed pursuant to the terms of this Lease or to exercise any option, right, power, or remedy contained in this Lease shall not be or be deemed to be a waiver of such performance or relinquishment of such right now or at any time subsequent hereto. The receipt by Landlord of any Rent or Additional Rent required to be paid by Tenant hereunder with knowledge of any Event of Default by Tenant shall not be or be deemed to be a waiver of such Event of Default. No waiver by Landlord or Tenant of any provision of this Lease shall be or be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be.

         Section 18.03 Waiver of Redemption. Tenant hereby waives and surrenders any right or privilege under any present or future constitution, statute or law to redeem the Premises or to continue this Lease after the termination of this Lease for any reason, and the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

         Section 18.04 Estoppel Certificates. Upon written request of Landlord, Tenant shall from time to time execute, acknowledge and deliver to Landlord and to any mortgagee of or prospective purchaser from Landlord, a written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Rent and Additional Rent payable by Tenant hereunder have been paid, and (c) that no notice has been received by Tenant of any default or Event of Default by Tenant hereunder which has not been cured, except as to any default or Event of Default specified in said certificate.

         Upon written request of Tenant, Landlord shall from time to time execute, acknowledge and deliver to Tenant a written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Rent and Additional Rent payable by Tenant hereunder have been paid, and (c) whether or not, to the knowledge of Landlord, a default or Event of Default by Tenant has occurred under this Lease which has not been cured (and if so, specifying the same).

         Section 18.05 No Merger of Title. No merger of the leasehold estate created by this Lease with the fee estate of Landlord shall occur notwithstanding the fact that the same person may own or hold both the leasehold estate created by this Lease or any interest therein and the fee estate in the Premises or any interest therein. No such merger shall occur unless and until all persons or entities (including any mortgagee with respect to the fee estate of Landlord) having any interest in the leasehold estate created by this Lease or the fee estate in the Premises shall join in a written instrument effecting such merger and shall duly record the same.

         Section 18.06 Quiet Enjoyment. If and so long as Tenant shall pay, when due, the Rent and Additional Rent reserved or payable under this Lease and shall observe all terms, conditions and covenants and other obligations required to be observed by Tenant under this Lease, Landlord and anyone claiming by, through or under Landlord shall not interfere with the peaceful and quiet occupation and enjoyment of the Premises by Tenant, which occupation and enjoyment shall be without hindrance or ejectment by Landlord or anyone claiming by, through or under Landlord, provided, however, that this Section 18.06 shall not abrogate or diminish, in any way, the approval and inspection rights granted Landlord under this Lease.

         Section 18.07 Transfer by Landlord. In the event Landlord shall transfer or assign or otherwise dispose of its interest in the Premises or in this Lease, Landlord shall thereupon be released and discharged from any and all liabilities and obligations under this Lease (except those accruing prior to such transfer, assignment or other disposition) and such liabilities and obligations thereafter accruing shall be binding upon the assignee of Landlord's interest under this Lease.

         Section 18.08 Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Premises for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Premises. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

         Section 18.09 Mortgaging the Fee. Any provision, term or condition of this Lease which is or which may appear to be to the contrary notwithstanding, Landlord shall, at all times and from time to time after the date of this Lease, have the express right, power and privilege of pledging, conveying, assigning or mortgaging Landlord's fee simple title in and to the Premises and/or Landlord's reversionary right to the Improvements, for the purpose of obtaining financing, credit, or as security for any financing or extension of credit. Landlord represents and warrants to Tenant that no deeds to secure debt, mortgages or deeds of trust encumber Landlord's title to the Premises as of the date hereof. Tenant hereby agrees that upon request from Landlord, or from the holder or proposed holder of any mortgage, pledge, deed to secure debt or deed of trust which encumbers or will encumber Landlord's interest in the Premises, Tenant shall execute a subordination, non-disturbance and attornment agreement in a commercially reasonably form subordinating this Lease to the interest of such holder and its heirs, successors and assigns. The holder or proposed holder of any such mortgage, pledge, deed to secure debt or deed of trust shall agree in such subordination, non-disturbance and attornment agreement that, so long as Tenant complies with all of the terms and conditions of this Lease and is not in default hereunder beyond the period for cure of such default as provided herein, such holder or any person or entity acquiring the interest of Landlord under this lease as a result of the enforcement of such mortgage, pledge, deed to secure debt or deed of trust shall not take any action to disturb Tenant's possession of the Premises during the remainder of the Term and shall recognize all of Tenant's rights under this Lease despite any foreclosure or other action by such holder. Alternatively, the person or entity accepting such pledge, conveyance, assignment or mortgage as security may elect to take subject to the rights of Tenant and its successors and permitted assigns under this Lease. In any event, Tenant, in the event of any foreclosure or deed in lieu of foreclosure or other final conveyance and transfer of Landlord's interest as aforesaid, shall recognize and attorn to the grantee thereof as "landlord" under this Lease. Likewise, and to similar effect, Landlord, at all times and from time to time after the date of this Lease, shall have the express right, power and privilege of assigning Landlord's interest in this Lease or in the Rent and Additional Rent to be paid hereunder.

         Section 18.10 Separability. Each and every covenant and agreement contained in this Lease shall be for any and all purposes hereof construed as separate and independent, and the breach of any covenant by Landlord shall not discharge or relieve Tenant from its obligation to perform each and every covenant and agreement to be performed by Tenant under this Lease. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable. If any term, provision or covenant of this Lease or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, by a court of last resort having jurisdiction in the Premises, the validity of the remainder of this Lease shall not be affected, this Lease shall not terminate, and there shall be substituted for such illegal invalid or unenforceable provision a like provision which is legal, valid and enforceable within the limits established by such court's final opinion and which most nearly accomplishes and reflects the original intention of the parties.

         Section 18.11 Notices, Demands and Other Instruments. All notices, demands, requests, consents, and approvals desired, necessary, required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally delivered (including delivery by courier or by Federal Express or similar overnight delivery service) or sent, postage prepaid, by first class registered or certified United States mail, return receipt requested, addressed to each party hereto at the following address:

                  Landlord:         Cousins Properties Incorporated
                                    2500 Windy Ridge Parkway
                                    Suite 1600
                                    Atlanta, Georgia 30339-5683
                                    Attention: Corporate Secretary

                  Tenant:           AtheroGenics, Inc.
                                    3065 Northwoods Circle
                                    Norcross, Georgia 30071
                                    Attn: Mr. Connor Seabrook

                           with a courtesy copy to (which shall not be required for effective notice to be given to Tenant):

                                    Leonard A. Silverstein, Esq.
                                    Long, Aldridge & Norman
                                    5300 One Peachtree Center
                                    303 Peachtree Street
                                    Atlanta, Georgia 30308-3201

or at such other address in the United States as Landlord or Tenant may from time to time designate by like notice. Additionally, Tenant agrees to send copies of all notices required or permitted to be given to Landlord to each lessor under any underlying lease and each holder of a mortgage, deed to secure debt, deed of trust or similar financing instrument encumbering Landlord's interest in the Premises that notifies Tenant in writing of its interest and the address to which notices are to be sent. Any such notice, demand, request or other communication shall be considered given or delivered as the case may be, on the date of personal delivery or on the date of deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other communication.

         Section 18.12 Successors and Assigns. Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, heirs, successors and permitted assigns of Landlord and Tenant. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors, heirs and permitted assigns of said party the same as if in each case expressed. The term "person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

         Section 18.13 Headings. The headings to the various Articles and Sections of this Lease have been inserted for purposes of reference only and shall not limit or define or otherwise affect the express terms and provisions of this Lease.

         Section 18.14 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         Section 18.15 Applicable Law. This Lease shall be construed under and enforced in accordance with the laws of the State of Georgia.

         Section 18.16 Entire Agreement; Amendments. This Lease sets forth the entire understanding and agreement of Landlord and Tenant with respect to the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements, whether oral or written, are superseded by and merged into this Lease. No modification or amendment of this Lease shall be binding upon Landlord and Tenant, or either, unless in writing and fully executed.

         Section 18.17 All Genders and Numbers Included. Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to, and include the other.

         Section 18.18 Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or any third party, as creating the relationship of principal and agent or a partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

         Section 18.19 Time is of Essence. Time is of the essence of this Lease. Whenever a day certain is provided for the payment of any sum of money or the performance of any act or thing, the same enters into and becomes a part of the consideration for this Lease.

         Section 18.20 Short Form of Lease. Landlord and Tenant hereby agree that this Lease shall not be recorded in the public records of Fulton County, Georgia. Landlord and Tenant shall, contemporaneously with the execution of this Lease, execute a Short Form of Lease, wherein a legal description of the Premises, the Term and certain other terms and provisions hereto excepting, however, the provisions hereof relating to the amount of Rent payable hereunder, shall be set forth. The Short Form of Lease shall be filed for record with the Clerk of the Superior Court of Fulton County, Georgia. Any and all recording costs and taxes, if any, required in connection with the recording of the Short Form of Lease shall be at the sole cost and expense of Tenant.

         Section 18.21 Approval and Inspection. Tenant expressly acknowledges and agrees that Landlord has the right, but not the duty, at all times and from time to time, upon reasonable prior notice, to enter upon the Premises and any portion thereof to determine to Landlord's satisfaction whether the terms, covenants and conditions of this Lease, including Tenant's performance obligations, are being kept and observed; provided that Landlord shall endeavor in good faith to minimize any interference with Tenant's business arising from such inspections. Tenant acknowledges that Landlord's approval or disapproval, based upon examination of the Premises or upon information and materials required to be submitted by Tenant to Landlord, may be required from time to time during the Term and that Tenant is not free under the terms of this Lease to proceed with some activities and undertakings until such approval or disapproval of

Landlord is made known to Tenant. Tenant agrees that other than as provided herein to the contrary, any failure of Landlord to approve or disapprove any thing or undertaking where Landlord's approval or disapproval is required shall not be a waiver or abatement of Landlord's right to give or withhold such approval as to the specific thing or undertaking involved, nor as to any future or other instance where Landlord has such right. Tenant agrees that any failure of Landlord to exercise any right of inspection shall not be or be deemed to be a waiver of the right of inspection, which is and shall be continuing, nor shall Landlord ever be accountable or liable to Tenant or to any other person for exercising or not exercising its right of inspection. Further, Tenant agrees that in connection with review or inspection (or the lack of inspection, as the case may be) and approval or disapproval (express or implied, as the case may
be) by Landlord, Landlord, its agents and representatives, shall not be responsible or liable to Tenant or to any other person by reason of error or mistake in judgment, negligence, or nonfeasance arising from or out of or in any manner connected with such inspection, lack of inspection, review, approval or disapproval. The release from liability set forth in the preceding sentence shall not apply to claims for damages arising out of bodily injury to persons or damage to property caused by or resulting from the negligence or willful misconduct of Landlord, its agents or employees, unless such claims are covered by the insurance required to be maintained by Tenant under this Lease.

         Section 18.22 Holding Over, No Extension Month-to-Month Tenancy and Holdover Rent. In the event Tenant shall hold the Premises after the expiration of the Tern, without the express written consent of Landlord, such holding shall be deemed to have created a tenancy from month to month which shall be terminable upon (30) days' written notice by either party to the other, and which shall be on a monthly rental basis and otherwise subject to all terms and provisions of this Lease, except as contemplated to the contrary in this Section
18.22. Such monthly rental shall be one-twelfth (1/12) of the amount equal to the product of the total rental payable by Tenant to Landlord during the last twelve (12) month period of the Term, including but not limited to, Rent, Additional Rent and all other additional charges provided by this Lease, multiplied by 1.5.

         If Tenant fails to surrender the Premises upon the termination of this Lease, then Tenant shall, in addition to any other liabilities to Landlord accruing therefrom, indemnify and hold Landlord harmless from any loss or liability resulting from such failure, including, without limitation, any claims made by any succeeding tenant founded on such failure.

         Section 18.23 Corporate Authority. Tenant and Landlord shall each provide contemporaneously with the execution of this Lease evidence of its authority to enter into this Lease, including, but not limited to, copies of its bylaws and Certificate of Incorporation together with corporate resolutions duly passed by the board of directors of Tenant and Landlord authorizing the execution hereof and the performance of all of the terms herein provided to be performed. In addition, Tenant shall provide Landlord copies of certificates of corporate authority and existence from the State of Georgia evidencing Tenant's right to do business in Georgia.

         Section 18.24 Arbitration. Under circumstances for which arbitration is specifically provided for under the terms of Section 13.01 or Section 16.01 of this Lease, the party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days after its receipt of such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and the three arbitrators shall, as promptly as reasonably possible (but in no event later than thirty (30) days after their appointment) determine the matter in dispute, provided, however, that: (i) if the second arbitrator shall not have been appointed within the ten (10) day period, as aforesaid, the first arbitrator shall proceed to determine the matter in dispute and shall render his or her decision and award in writing within (30) days after the expiration of said ten (10) day period; and (ii) if the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of the third arbitrator within ten (10) days after receipt of the notice of such failure from the two appointed arbitrators, then within ten (10) days thereafter either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association (or any successor organization) or in its absence, refusal, failure or inability to act, may apply to the Chief Judge of the Fulton Superior Court for a Court appointment of such arbitrator. Each arbitrator shall be a qualified and impartial person who shall have had at least five (5) years experience in a professional capacity in the metropolitan Atlanta, Georgia area in a calling directly connected with the matter in dispute. The arbitration shall be conducted, to the extent consistent with this Section, in accordance with the then prevailing rules of the American Arbitration Association (or any successor organization). The arbitrators, if more than one, shall render their decision and award in writing, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the arbitrator. Such decision and award (or the decision and award of the single arbitrator as provided above) shall be final, conclusive and binding on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, (i) the arbitrator(s) shall have the right to award the costs of such arbitration, including reasonable attorney's fees, to either party, and (ii) the arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

         Section 18.25 Expansion Space. Landlord agrees to arrange its master site plan for North Point Center West in order to accommodate Tenant's expansion needs by contemplating the development of an additional building adjacent to the Premises. Upon Tenant's request, Landlord and Tenant will endeavor in good faith to negotiate a mutually acceptable lease for such additional building.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, have affixed their seals hereunto and have delivered same, in duplicate originals, at Atlanta, Georgia, as of the day, month and year first above written.

                                   "LANDLORD":

                                   COUSINS PROPERTIES INCORPORATED,
                                   a Georgia corporation


                                   By:  John S. McColl
                                      -----------------------------------------
                                   Its: Senior Vice President-Cousins/Richmond
                                       ----------------------------------------

                                                (CORPORATE SEAL)





                                   "TENANT"

                                   ATHEROGENICS, INC.


                                   By:  Russell M. Medford
                                      -----------------------------------------
                                   Its: CEO
                                       ----------------------------------------

                                   Attest: J. Conner Seabrook
                                      -----------------------------------------
                                   Its: Assistant Secretary
                                       ----------------------------------------

                                                  (CORPORATE SEAL)